UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2020

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market
Series A Participating Preferred Stock Purchase Rights	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of SeaChange International, Inc. (“SeaChange”) was held on July 9, 2020, at which the stockholders voted on the following matters, as further described in SeaChange’s Proxy Statement filed with the Securities and Exchange Commission on May 27, 2020 (the “Proxy Statement”):

1.	The election of one member, Jeffrey Tuder, to SeaChange’s Board of Directors, to serve for a three-year term as a Class III Director;

2.

The approval, on an advisory basis, of the compensation of SeaChange’s named executive officers, as disclosed in the Proxy Statement under the heading “Compensation Discussion and Analysis” (the “Say-on-Pay Vote”); and

3.	The ratification of the appointment of Marcum LLP, SeaChange’s independent registered public accounting firm for the fiscal year ending January 31, 2021 (the “Auditor Ratification”).

The final voting results, as certified by the independent inspector of elections, Broadridge Financial Solutions, Inc., for each of the proposals submitted to a vote of the stockholders at the Annual Meeting are as follows:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Election of Jeffrey Tuder:	18,642,537	1,809,290	7,871	10,737,415

	Votes For	Votes Against	Abstentions	Broker Non-votes
Say-on-Pay Vote:	19,175,831	1,251,680	32,187	10,737,415

	Votes For	Votes Against	Abstentions	Broker Non-votes
Auditor Ratification:	30,131,935	1,054,845	10,333	n/a

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

Dated: July 9, 2020	by:	/s/ Michael D. Prinn
Michael D. Prinn
Chief Financial Officer, Senior Vice President and Treasurer